Exhibit 10.2

ETHZILLA CORPORATION

FIRST AMENDMENT TO STOCK OPTION AGREEMENT
(2025 Option Incentive Plan)

This First Amendment to Stock Option Agreement (this “Amendment”) is made and entered into effective as of September 16, 2025, by and between Stephen Shoemaker (“Optionee”), and ETHZilla Corporation, a Delaware corporation (the “Company”).

BACKGROUND

A. The Company has granted the Optionee an option to purchase 165,000 shares of the Company’s Common Stock with an exercise price of $0.929 per share (the “Options”) under and pursuant to the Company’s 2025 Option Incentive Plan (as amended and restated from time to time, the “Plan”);

B. The Options were evidenced by a Stock Option Agreement (the “Award Agreement”).

C. The Board has agreed to amend the Award Agreement to extend the term of the Options following the resignation of the Optionee from the Board of Directors.

D. Optionee and the Company desire to amend the Award Agreement on the terms and subject to the conditions herein to extend the term of the Options following the resignation of the Options from the Board of Directors.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used in this Amendment, including the recitals to this Amendment, have the meanings given to them in the Award Agreement and the Plan, unless otherwise defined herein.

2. Amendment to Award Agreement.

(a) Effective as of the date of this Amendment set forth above, the second paragraph of Vesting Schedule of the Award Agreement is amended and restated to read in its entirety as follows:

“To the extent vested, and subject to Stockholder Approval, this Option shall be exercisable until June 17, 2035.”

First Amendment to Stock Option Agreement

ETHZilla Corporation

(2025 Option Incentive Plan)

3. General Provisions.

(a) No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Award Agreement shall remain in full force and effect.

(b) References. All references in the Award Agreement to “this Agreement”, “hereunder”, or similar words, shall refer to the Award Agreement, as amended hereby.

(c) Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

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First Amendment to Stock Option Agreement

ETHZilla Corporation

(2025 Option Incentive Plan)

In witness whereof, the undersigned have executed this Amendment as of the date first written above.

ETHZILLA CORPORATION

By:	/s/ McAndrew Rudisill
Its:	Chairman and CEO
Printed Name: McAndrew Rudisill

OPTIONEE

Optionee:	/s/ Stephen Shoemaker

Printed Name: Stephen Shoemaker

First Amendment to Stock Option Agreement

ETHZilla Corporation

(2025 Option Incentive Plan)